EXHIBIT 5



                                  May 27, 1999

Board of Directors
Executive TeleCard, Ltd.
2000 Pennsylvania Avenue, Suite 4800
Washington, D.C. 20006


Ladies and Gentlemen:


       We are acting as special counsel to Executive TeleCard, Ltd., a Delaware corporation (the "COMPANY"), in connection with its registration statement on Form S-1 (SEC File No. 333-78299) filed with the Securities and Exchange Commission (the "COMMISSION") on May 12, 1999 and as amended by Amendment No. 1 filed with the Commission on May 27, 1999 (the "REGISTRATION Statement") relating to the proposed public offering of up to 19,517,243 shares of the Company's common stock, par value $.001 per share (the "COMMON STOCK"), all of which shares are to be sold by certain investors and stockholders. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R.
ss. 229.601(b)(5), in connection with the Registration Statement.

       For purposes of this opinion letter, we have examined copies of the following documents:

       1.   An executed copy of the Registration Statement.

       2. The Restated Certificate of Incorporation, as amended, including (a) the Certificate of Designations (the "SERIES B CERTIFICATE OF DESIGNATIONS") authorizing shares of Series B Convertible Preferred Stock (the "SERIES B PREFERRED STOCK"), (b) the Certificate of Designations (the "SERIES D CERTIFICATE OF Designations") authorizing shares of 8% Series D Cumulative Convertible Preferred Stock (the "SERIES D PREFERRED STOCK"), (c) the Certificate of Designations (the "SERIES E CERTIFICATE OF DESIGNATIONS") authorizing shares of 8% Series E Cumulative Convertible Redeemable Preferred Stock (the "SERIES E PREFERRED STOCK") and (d) the Certificate of Designations (the "SERIES F CERTIFICATE OF DESIGNATIONS" and together with the Series B Certificate of Designations, the Series D Certificate of Designations and the
            Series  E  Certificate  of   Designations,   the

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Board of Directors
Executive TeleCard, Ltd.
May 27, 1999
Page 2


            "CERTIFICATES OF DESIGNATIONS") authorizing shares of Series F Convertible Preferred Stock (the "SERIES F PREFERRED STOCK" and together with the Series B Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock, the "PREFERRED STOCK"), (the "COMPANY Charter"), of the Company, as certified by the Secretary of the State of the State of Delaware on May 26, 1999 and by the Chief Financial Officer and the Assistant Secretary of the Company on the date hereof as then being complete, accurate and in effect.

       3. The executed copy of the Agreement and Plan of Acquisition (the "UCI MERGER AGREEMENT"), dated as of September 30, 1998, between the Company and United Communications International LLC relating to acquisition of UCI Tele Networks, Ltd. for shares of Common Stock (the "UCI SHARES") and other consideration.

       4.   Executed  copies of the  warrants,  dated as of December 2, 1998, to
            purchase  up  to   2,500,000   shares  of  Common  Stock  (the  "IDX
            WARRANTS").

       5. Executed copies of the Convertible Subordinated Promissory Notes in the original principal amount of $5,000,000 (the "IDX NOTES").

       6. Executed copies of the warrants, dated as of January 12, 1999, to purchase up to 172,500 shares of Common Stock (the "VINTAGE WARRANTS").

       8.   Executed  copies of the warrants,  dated as of February 16, 1999, to
            purchase  up  to  1,000,000   shares  of  Common  Stock  (the  "EXTL
            INVESTORS' SERIES E WARRANTS").

       9. Executed copy of the Agreement (the "EXCHANGE AGREEMENT"), dated as of February 16, 1999 between the Company and the investor relating to the exchange of outstanding shares of 8% Series C Cumulative Convertible Preferred Stock for shares of Common Stock (the "SERIES C CONVERSION SHARES").

       10. Executed copies of the warrants, dated as of June 18, 1998, to purchase up to 122,000 shares of Common Stock (the "FIRST GORDON WARRANT").

       11. Executed copies of the warrants, dated as of March 31, 1999, to purchase up to 80,000 shares of Common Stock (the "SECOND GORDON WARRANT").
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Board of Directors
Executive TeleCard, Ltd.
May 27, 1999
Page 3

       12. Executed copy of the letter agreement (the "LETTER AGREEMENT" and together with the UCI Merger Agreement and the Exchange Agreement, the "AGREEMENTS") dated as of March 4, 1999 between the Company and the investor relating to the conversion of an outstanding promissory note for shares of Common Stock (the "GORDON SHARES" and together with the UCI Shares and the Series C Conversion Shares, the "COMMON SHARES").

       13. Executed copies of the warrants, dated as of April 9, 1999, to purchase up to 1,500,000 shares of Common Stock (the "EXTL INVESTORS DEBT WARRANTS" and together with the IDX Warrants, the Vintage Warrants, the EXTL Investors' Series E Warrants, the First Gordon Warrant and the Second Gordon Warrant, the "WARRANTS").

       14. The Amended and Restated Bylaws, as amended (the "COMPANY BYLAWS"), of the Company, as certified by the Chief Financial Officer and the Assistant Secretary of the Company on the date hereof as then being complete, accurate and in effect.

       15. Resolutions of the Board of Directors of the Company adopted on (a) June 18, 1998 relating to authorization of the First Gordon Warrant,
            (b) October 22, 1998 relating to authorization of the UCI Common Shares and arrangements in connection therewith, and authorization of the Series B Preferred Stock, the IDX Warrants, the IDX Notes and arrangements in connection therewith, (c) January 10, 1999 relating to authorization of the Series D Preferred Stock, the Series E Preferred Stock, the Vintage Warrants, the EXTL Investors' Series E Warrants, the Series C Conversion Shares and arrangements in connection therewith, (d) February 5, 1999 relating to authorization of the Series F Preferred Stock and arrangements in connection therewith, (e) March 12, 1999 relating to the authorization of the Second Gordon Warrant and the Gordon Shares and (f) May 11, 1999 relating to authorization of the Registration Statement, each as certified by the Chief Financial Officer and the Assistant Secretary of the Company on the date hereof as then being complete, accurate and in effect.

       16. Resolutions of the Executive Committee of the Board of Directors of the Company adopted on (a) January 12, 1999 relating to the Series D Preferred Stock, the Vintage Warrants and arrangements in connection therewith, (b) January 24, 1999
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Board of Directors
Executive TeleCard, Ltd.
May 27, 1999
Page 4



            relating to authorization of the Series E Preferred Stock, the EXTL Investors' Series E Warrants, the Series C Conversion Shares and arrangements in connection therewith, (c) February 15, 1999 relating to the Series E Preferred Stock, the EXTL Investors' Series E Warrants and arrangements in connection therewith and (d) April 7, 1999 relating to authorization of the EXTL Investors' Debt Warrant, each as certified by the Chief Financial Officer and the Assistant Secretary of the Company on the date hereof as then being complete, accurate and in effect.

       17. A certificate of certain officers of the Company, dated May 26, 1999, as to certain facts relating to the Company.

       In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity, accuracy and completeness of all documents submitted to us, and the conformity with the original documents of all documents submitted to us as certified, telecopied, photostatic, or reproduced copies. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

       This opinion letter is based as to matters of law solely on the General Corporation Law of the State of Delaware (the "Delaware Corporation Law"). We express no opinion herein as to any other laws, statutes, regulations, or ordinances.

       Based upon, subject to and limited by the foregoing, we are of the opinion that:

       (a) If issued on the date hereof in accordance with the terms of the Company Charter, including the relevant Certificate of Designations, and the Company Bylaws, assuming the receipt of consideration as provided in the relevant Certificate of Designations, the shares of Common Stock issuable upon conversion of the Preferred Stock would be validly issued, fully paid and non-assessable under the Delaware Corporation Law.

       (b) If issued on the date hereof in accordance with the terms of the relevant Warrants, assuming the receipt of consideration as provided in the Warrants, the shares of Common Stock issuable upon exercise of the Warrants would be validly issued, fully paid and non-assessable under the Delaware Corporation Law.

       (c) Assuming the receipt of consideration as provided in the Agreements, the Common Shares are validly issued, fully paid and non-assessable under the Delaware Corporation Law.


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Board of Directors
Executive TeleCard, Ltd.
May 27, 1999
Page 5


       We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this opinion letter and should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

       We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.


                                               Very truly yours,
                                               /s/ HOGAN & HARTSON L.L.P.
                                              ---------------------------
                                               HOGAN & HARTSON L.L.P.